UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): November 28, 2017

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number:   000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Road, Suite 800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(971) 228-0709
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☑.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 28, 2017, we received from Carl J. Johnson his resignation from his positions as President, Chief Executive Officer and as a member of the Company’s Board of Directors.  By means of a letter of understanding, the Company’s financial obligations to Mr. Johnson under his employment contract have been modified without increasing the amounts due and making said amounts payable over an approximately three-year period.  The Company’s Board of Directors has appointed Timothy A. Timmins as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: December 4, 2017	By:	/s/ Timothy A. Timmins
President and Chief Executive Officer